Exhibit 4.3

NUMBER	RIGHTS

________R

TRG LATIN AMERICA ACQUISITIONS CORP.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP G9037S 117

THIS CERTIFIES THAT, for value received _____________ is the registered holder of a right or rights (the “Share Right” or “Share Rights,” respectively) to receive one-tenth of one Class A ordinary share, par value $0.0001 per share (“Ordinary Shares”), of TRG Latin America Acquisitions Corp. (the “Company”) for each Share Right evidenced by this Share Right Certificate on the Company’s completion of an initial business combination (as defined in the prospectus relating to the Company’s initial public offering (“Prospectus”)) upon surrender of this Share Right Certificate pursuant to the Share Rights Agreement (the “Share Rights Agreement”) between the Company and Continental Stock Transfer & Trust Company (the “Share Rights Agent”). In no event will the Company be required to net cash settle any Share Right.

Upon liquidation of the Company in the event an initial business combination is not consummated during the required period as identified in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time, the Share Right(s) shall expire and be worthless. The holder of a Share Right or Share Rights shall have no right or interest of any kind in the Company’s trust account (as defined in the Prospectus).

Upon due presentment for registration of transfer of the Share Right Certificate at the office or agency of the Share Rights Agent a new Share Right Certificate or Share Right Certificates of like tenor and evidencing in the aggregate a like number of Share Rights shall be issued to the transferee in exchange for this Share Right Certificate, without charge except for any applicable tax or other governmental charge.

The Company and the Share Rights Agent may deem and treat the registered holder as the absolute owner of this Share Right Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any conversion hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Share Rights Agent shall be affected by any notice to the contrary.

Holders of a Share Right or Share Rights are not entitled to any of the rights of a shareholder of the Company.

Dated:

General Counsel and Corporate Secretary	[Corporate Seal]	Chief Executive Officer
2026

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT-_____Custodian_____
TEN ENT	–	as tenants by the entireties	(Cust) (Minor)
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common Act	under Uniform Gifts to Minors Act _____________ (State)

Additional Abbreviations may also be used though not in the above list.

TRG LATIN AMERICA ACQUISITIONS CORP.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the rights represented thereby are issued and shall be held subject to all the provisions of the Share Rights Agreement, and all amendments thereto, to all of which the holder of this certificate by acceptance hereof assents.

For value received,___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Rights represented by the within Certificate, and do hereby irrevocably constitute and appoint

___________________________________________________________________________________________Attorney to transfer the said Rights on the books of the within named Company with full power of substitution in the premises.

Dated ___________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).